Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       21,800,420
BANK OF AMERICA SECURITIES LLC              56-2058405       26,450,612
CITIGROUP, INC.                             52-1568099       17,664,141
BNP PARIBAS SECURITIES CORP.                13-3235334       17,283,131
J.P. MORGAN SECURITIES LLC                  00-0000000        6,094,111
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        3,266,391
MORGAN STANLEY CO INCORPORATED              13-2665598        2,861,062
BARCLAYS CAPITAL INC.                       05-0346412        2,414,263
NOMURA                                      13-2642206        1,799,937
DEUTSCHE BANK SECURITIES, INC.              13-2730328        1,631,368






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
GOLDMAN, SACHS & CO.                        13-5100880       21,486,747
BANK OF AMERICA SECURITIES LLC              56-2058405        7,474,855
CITIGROUP, INC.                             52-1568099        3,344,670
BNP PARIBAS SECURITIES CORP.                13-3235334          256,784
J.P. MORGAN SECURITIES LLC                  00-0000000        4,676,550
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,355,986
MORGAN STANLEY CO INCORPORATED              13-2665598        3,295,240
BARCLAYS CAPITAL INC.                       05-0346412        2,159,429
NOMURA                                      13-2642206        2,455,138
DEUTSCHE BANK SECURITIES, INC.              13-2730328        2,243,355




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    109,281,218 D. Total Sales: 59,628,786

                               SCREEN NUMBER : 12